Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-205208) pertaining to the Amended and Restated 2012 Equity Incentive Plan and 2015 Equity Incentive Plan of Milacron Holdings Corp.,

(2)	Registration Statement (Form S-8 No. 333-206393) pertaining to the Amended and Restated 2012 Equity Incentive Plan and 2015 Equity Incentive Plan of Milacron Holdings Corp.,

(3)	Registration Statement (Form S-3 ASR No. 333-219831) of Milacron Holdings Corp.,

(4)	Registration Statement (Form S-8 No. 333-226542) pertaining to the Amended and Restated 2015 Equity Incentive Plan of Milacron Holdings Corp.;

of our reports dated February 28, 2019, except for the effects of discontinued operations discussed in Note 2, and Note 17, as to which the date is September 6, 2019, with respect to the consolidated financial statements and schedule of Milacron Holdings Corp. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Cincinnati, Ohio
September 6, 2019